UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Title of each class	Name of exchange on which registered	Trading symbol
Ordinary shares, par value $0.25	Nasdaq Capital Market	RWLK

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2019, ReWalk Robotics Ltd. (the “Company,” “we” or “us”) entered into Amendment No. 1 to Equity Distribution Agreement with Piper Jaffray & Co., as agent (“Piper”), amending its equity distribution agreement, dated May 10, 2016, between the Company and Piper (as amended, the “Equity Distribution Agreement”), to extend the agreement’s term by another three years and to make certain conforming changes. As previously disclosed, under the Equity Distribution Agreement, the Company may offer and sell, from time to time, ordinary shares with an aggregate offering price of $25.0 million through Piper, in what may be deemed “at-the-market” equity offerings, on an exchange, to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

As a result of the amendment, the Equity Distribution Agreement will terminate upon the earliest of (i) the sale of all ordinary shares subject to the Equity Distribution Agreement, (ii) the date that is three years after a new registration statement on Form S-3 goes effective, (iii) the Company becoming ineligible to use Form S-3 and (iv) termination by the parties. For more information regarding the terms of the Equity Distribution Agreement, which otherwise remain substantially unchanged following the recent amendment, please refer to “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company’s annual report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2019, and “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company’s quarterly report on Form 10-Q filed with the SEC on May 8, 2019.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

10.1	Amendment No. 1 to Equity Distribution Agreement, dated May 9, 2019, between the Company and Piper Jaffray & Co., as Agent.
10.2	Equity Distribution Agreement, dated May 10, 2016, between the Company and Piper Jaffray & Co., as Agent (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 10, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

Dated: May 9, 2019	By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Chief Financial Officer

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